                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    STEWART INFORMATION SERVICES CORPORATION
                (Name of Registrant as Specified in its Charter)

                    STEWART INFORMATION SERVICES CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:  N/A
     2) Aggregate number of securities to which transaction applies:  N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     4) Proposed maximum aggregate value of transaction:  N/A
     5) Fee paid previously with preliminary materials:  N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:  N/A
     2) Form, Schedule or Registration Statement No.:  N/A
     3) Filing Party:  N/A
     4) Date Filed:  N/A
     5) Total fee paid:  N/A

                    STEWART INFORMATION SERVICES CORPORATION

                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 30, 1999

     Notice is hereby given that the Annual Meeting of the Stockholders of Stewart Information Services Corporation, a Delaware corporation (the "Company"), will be held on Friday, April 30, 1999, at 8:30 A.M. in the Independence Room on the eleventh floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, for the following purposes:

          (1) To elect directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

          (2) To consider and act upon a proposal to adopt the Company's 1999 Stock Option Plan.

          (3) To consider and act upon a proposal of the Board of Directors to adopt an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock, $1.00 par value, from 15,000,000 to 30,000,000.

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock and Class B Common Stock of the Company at the close of business on March 5, 1999 will be entitled to vote at the meeting.



                              By Order of the Board of Directors,

                              Max Crisp

                              Secretary


March 22, 1999



                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                    STEWART INFORMATION SERVICES CORPORATION
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1999

     This Proxy Statement is furnished to the stockholders of Stewart Information Services Corporation (the "Company"), 1980 Post Oak Boulevard, Houston, Texas 77056 (Tel. No. 713/625-8100), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held on Friday, April 30, 1999, at 8:30 A.M. in the Independence Room on the eleventh floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, and any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement is being mailed on or about March 22, 1999 to stockholders of record at the close of business on March 5, 1999 (the "Record Date").


     At the close of business on the Record Date, there were outstanding and entitled to vote 6,589,539 shares of Common Stock and 525,006 shares of Class B Common Stock, and only the holders of record on such date shall be entitled to vote at the meeting. As long as 300,000 or more shares of Class B Common Stock are issued and outstanding, at each election of directors the Common Stock and Class B Common Stock are voted as separate classes. Shares of the Company's Class B Common Stock are convertible on a one-for-one basis into shares of the Company's Common Stock.


     The holders of Common Stock, voting as a class, are entitled to elect five of the nine directors of the Company. Each share of Common Stock is entitled, at the option of the person voting such share, either to cast one vote per share for each of the five directors to be elected by the holders of the Common Stock or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees. The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If authority to vote for four or fewer of the nominees is withheld, and if there are nominees other than management nominees for the directorships to be filled by the holders of the Common Stock, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which authority to vote is not withheld. If there are no nominees for the five positions to be elected by the holders of Common Stock other than the management nominees set forth herein, it is the intention of the persons named in the enclosed proxy to allocate the votes represented by the proxy evenly among the management nominees. If there should be any additional nominees for such positions, then the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, then the persons named in the enclosed proxy will have discretion as to which of such nominees may be elected.

     Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-Laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The holders of Class B Common Stock, voting as a class, are entitled to elect the remaining four of the nine directors of the Company. Each holder of Class B Common Stock has the right to vote, in person or by proxy, the number of shares owned by him for the four directors to be elected by the holders of Class B Common Stock and for whose election he has a right to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date with respect to persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's voting shares:


                                                                                          AMOUNT AND
                                                                                          NATURE OF
                                                                                          BENEFICIAL        PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER                    TITLE OF CLASS          OWNERSHIP        OF CLASS
---------------------------------------------------------   --------------------------   ------------     ---------
Malcolm S. Morris                                              Class B Common Stock           262,503       50.0
  3992 Inverness
  Houston, Texas 77019

Stewart Morris, Jr.                                            Class B Common Stock           262,503       50.0
  #8 West Rivercrest
  Houston, Texas 77042

EQSF Advisers, Inc.                                                Common Stock               975,700(1)    14.8
  767 Third Avenue
  New York, New York 10017

Private Capital Management, Inc.                                   Common Stock               459,700(2)     7.0
  3003 Tamiami Trail N.
  Naples, Florida  34109

Brookhaven Capital Management Co., Ltd                             Common Stock               412,223(3)     6.3
  3000 Sandhill Road, Suite 13
  Menlo Park, California 94025

Franklin Resources, Inc.                                           Common Stock               400,000(4)     6.1
  777 Mariners Island Boulevard
  San Mateo, California  94404


----------

(1) EQSF Advisers, Inc. reported sole voting and dispositive power with respect to all of such shares in its report on Schedule 13G/A filed February 16, 1999. Third Avenue Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, such shares.

(2) Private Capital Management, Inc. reported shared dispositive power and no voting power with respect to such shares in its Schedule 13G filed February 17, 1999.

(3) Brookhaven Capital Management Co., Ltd has sole voting and investment power with respect to 9,000 of such shares and shared voting and investment power with respect to 403,223 of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13D dated December 21, 1994.

(4) Direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. have sole voting and investment power with respect to all of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G filed February 14, 1999. Such report was also filed on behalf of Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc., affiliates of Franklin Resources, Inc.

     The holders of the Class B Common Stock have entered into an agreement intended to maintain an equal ownership of shares of Common Stock and Class B Common Stock by Carloss Morris and Malcolm S. Morris, collectively, and by Stewart Morris and Stewart Morris, Jr., collectively. Such agreement also provides for rights of first refusal with respect to Class B Common Stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B Common Stock and upon certain other specified conditions. In addition, the agreement provides that the parties will not sell their Class B Common Stock or convert their Class B Common Stock into Common Stock prior to January 2005.

     The following table sets forth information as of the Record Date with respect to each class of the Company's voting shares beneficially owned by executive officers, directors and nominees for director of the Company and by all officers, directors and nominees for director of the Company as a group:


                                                                                 MOUNT AND NATURE
                                                                                  OF BENEFICIAL     PERCENT OF
                     NAME                               TITLE OF CLASS          A  OWNERSHIP(1)       CLASS
-----------------------------------------------   ---------------------------   ------------------  ---------
Carloss Morris.................................          Common Stock                 71,650           1.1

Stewart Morris.................................          Common Stock                 64,278           (2)

Malcolm S. Morris..............................          Common Stock                 85,000(3)        1.3
                                                     Class B Common Stock            262,503          50.0

Stewart Morris, Jr.............................          Common Stock                 40,000(4)        (2)
                                                     Class B Common Stock            262,503          50.0

Max Crisp......................................          Common Stock                  7,500(5)        (2)

C. M. Hudspeth.................................          Common Stock                 16,875(6)        (2)

Nita B. Hanks..................................          Common Stock                    183           (2)

Paul W. Hobby..................................          Common Stock                    975           (2)

Dr. E. Douglas Hodo............................          Common Stock                    975           (2)

Dr. W. Arthur Porter...........................          Common Stock                    975           (2)

Lloyd Bentsen, III.............................          Common Stock                  2,475           (2)

All officers and directors as a group                    Common Stock                290,886           4.4
  (11 persons).................................      Class B Common Stock            525,006         100.0


----------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)  Less than 1%.

(3) Consists of 85,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).

(4) Consists of 40,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).


(5) Includes 6,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).


(6) Includes 1,875 shares as to which C. M. Hudspeth has sole voting and investment power and 15,000 shares owned by C. M. Hudspeth's wife and as to which he has no voting and no investment power.

                              ELECTION OF DIRECTORS

     At the meeting, nine directors (constituting the entire Board of Directors) are to be elected. The holders of Common Stock are entitled to elect five directors, and the holders of Class B Common Stock are entitled to elect four directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are elected and qualify.


     During 1998, the Board of Directors held five meetings and executed two consents in lieu of meetings. No director attended fewer than 80% of such meetings. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Company has no nominating committee of the Board of Directors.

     The Executive Committee may exercise all of the powers of the Directors, except those specifically reserved to the Board of Directors by law, and is comprised of Carloss Morris, Stewart Morris, Max Crisp and C. M. Hudspeth. During 1998, the Executive Committee held five meetings at which all members were present and executed 47 consents in lieu of meetings.


     It is the duty of the Audit Committee to (i) review, with the Company's independent auditors, the scope of the annual audit, (ii) review the independent auditors' management letter and (iii) meet with the Company's internal auditors. The Audit Committee is comprised of C. M. Hudspeth, Dr. E. Douglas Hodo and Lloyd Bentsen, III. During 1998, the Audit Committee held five meetings at which all members were present.

     See "Executive Compensation--Compensation Committee" at page 10 for information with respect to the Company's Compensation Committee.

COMMON STOCK

     The following persons have been nominated to fill the five positions to be elected by the holders of Common Stock. Each was elected by the holders of the Common Stock at the annual meeting of stockholders held in 1998. It is the intention of the persons named in the proxy for the holders of Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

                                                                                                      DIRECTOR
NOMINEE, AGE AND POSITION WITH THE COMPANY                                                              SINCE
------------------------------------------                                                            --------
Nita B. Hanks, 45, Director...............................................................              1990
Dr. E. Douglas Hodo, 64, Director.........................................................              1988
Paul W. Hobby, 38, Director...............................................................              1989
Max Crisp, 64, Vice President-Finance, Secretary, Treasurer and Director..................              1970
C. M. Hudspeth, 79, Director..............................................................              1976

     For more than the past five years, Mrs. Hanks has been a Senior Vice President of Stewart Title Guaranty Company ("Guaranty"), a subsidiary of the Company.

     Dr. Hodo has served as President of Houston Baptist University for more than the past five years. Dr. Hodo is also a director of the United Services Group of funds.

     Mr. Hobby has served since 1995 as Chairman of Hobby Media Services, Inc., a media software company. Mr. Hobby is also a Vice President of Hobby Communications, L.L.C. Mr. Hobby served as Chairman of Columbine JDS Systems, Inc. until October 31, 1997. Mr. Hobby also served as Vice President of H & C Communications, Inc. until December 31, 1996.


     Mr. Crisp has served as Vice President-Finance, Treasurer and Secretary of the Company for more than the past five years.

     Mr. Hudspeth has been of counsel to the law firm of DeLange, Hudspeth, McConnell & Tibbets, L.L.P., Houston, Texas, and its predecessor firm, for more than the past five years. Mr. Hudspeth is a Trustee Emeritus of Rice University, Houston, Texas.

CLASS B COMMON STOCK

     The following persons have been nominated to fill the four positions to be elected by the holders of Class B Common Stock. Each was elected by the holders of the Class B Common Stock at the annual meeting of stockholders held in 1998. It is the intention of the persons named in the proxy for the holders of Class B Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                                                          DIRECTOR SINCE
------------------------------------------                                                          --------------
Carloss Morris, 83, Co-Chief Executive Officer
   and Chairman of the Board of Directors.......................................................         1970
Stewart Morris, 79, Co-Chief Executive Officer, President and Director..........................         1970
Dr. W. Arthur Porter, 57, Director..............................................................         1993
Lloyd Bentsen, III, 54, Director................................................................         1995

     Carloss Morris and Stewart Morris have served as Co-Chief Executive Officers of the Company for more than the past five years.

     Carloss Morris and Stewart Morris are brothers. Stewart Morris, Jr., an officer of the Company, is the son of Stewart Morris and a nephew of Carloss Morris. Malcolm S. Morris, an officer of the Company, is the son of Carloss Morris and a nephew of Stewart Morris.

     Dr. Porter has served as Dean of the College of Engineering and University Vice President for Technology Development of the University of Oklahoma since 1998. Dr. Porter is also the Secretary of Science and Technology Development for the State of Oklahoma. Prior to those appointments, he had served as President and Chief Executive Officer of Houston Advanced Research Center, a nonprofit research consortium, for more than five years. He also had served as an Adjunct Professor of Electrical Engineering at Rice University for more than five years prior to his appointment with the University of Oklahoma. Dr. Porter is also a director of Electro Scientific Industries, Inc., Portland, Oregon, and Bookham Technologies, Oxfordshire, England.

     Mr. Bentsen served as an Advisory Director of the Company from 1992 until his election to the Board of Directors in 1995. Mr. Bentsen is a general partner and co-founder of Triad Ventures, a group of venture capital funds with over $50 million of capital that seeks to invest in Texas-based emerging growth companies. Prior to founding his venture capital firm in 1979, Mr. Bentsen spent ten years with Rotan Mosle, Inc., a regional investment banking firm, as a member of the corporate finance department. Mr. Bentsen is a graduate of Princeton University and holds an MBA from Stanford University.

         Carloss Morris, Stewart Morris, Malcolm S. Morris and Stewart Morris, Jr., acting together, have the power to direct the management and policies of the Company. Accordingly, they may be deemed to be "control persons" as such term is used in regulations adopted under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1998.



                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                               LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION              (AWARDS)
                                       -----------------------------------   --------------     ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS       STOCK OPTIONS     COMPENSATION
------------------------------------   -------   ----------   ------------   --------------  ----------------
                                                     ($)           ($)         (# shares)           ($)
Carloss Morris                           1998      135,000      365,000               --           13,919(1)
   Chairman of the Board and             1997      135,000      220,789               --           17,713
   Co-Chief Executive Officer(2)         1996      135,000      211,305               --           28,310

Stewart Morris                           1998      135,000      365,000               --           13,050(3)
   President and                         1997      135,000      220,789               --           15,399
   Co-Chief Executive Officer(4)         1996      135,000      211,305               --           19,470

Stewart Morris, Jr                       1998      130,000      370,000           12,000            6,226(5)
   Senior Executive Vice                 1997      130,000      224,148           10,000            5,855
   President--Assistant                  1996      130,000      218,075           10,000            4,416
   President(6)

Malcolm S. Morris                        1998      130,000      370,000           12,000            2,027(7)
   Senior Executive Vice Presi           1997      130,000      224,148           10,000            5,644
   dent--Assistant Chairman(8)           1996      130,000      218,075           10,000            3,951

Max Crisp                                1998      140,000      285,000            6,000            7,893(9)
   Vice President--Finance(10)           1997      140,000       99,318            5,000            7,220
                                         1996      140,000       94,460            5,000            7,670


(1) Consists of matching contributions to the Company's 401(k) plan ($1,500), director's fees ($1,950) and $10,469, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see "--Insurance" at page 9).

(2) Carloss Morris is also a director of the Company, Chairman of the Executive Committee of Guaranty and Vice Chairman of the Executive Committee of Stewart Title Company ("Title"), a subsidiary of the Company.

(3) Consists of matching contributions to the Company's 401(k) plan ($1,500), director's fees ($1,950) and $9,600, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see "--Insurance" at page 9).

(4) Stewart Morris is also a director of the Company, Chairman of the Executive Committee of Title and Vice Chairman of the Executive Committee of Guaranty.

(5) Consists of matching contributions to the Company's 401(k) plan ($1,500), director's fees ($2,650) and $2,076, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.
(6) Stewart Morris, Jr., age 50, is also President and Chief Executive Officer of Title and Chairman of the Board of Guaranty.
(7) Consists of matching contributions to the Company's 401(k) plan ($1,500), director's fees ($1,950) and $2,577, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.
(8) Malcolm S. Morris, age 52, is also President and Chief Executive Officer of Guaranty and Chairman of the Board of Title.
(9) Consists of matching contributions to the Company's 401(k) plan ($1,500), director's fees ($1,950) and $4,443, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.
(10) Max Crisp is also Secretary, Treasurer and a Director of the Company and Vice President-Finance of Guaranty and Title.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1998 to each of its executive officers. All such grants were made on May 13, 1998, under the terms of the Company's 1995 Stock Option Plan. The Company did not grant any stock appreciation rights during such year. The hypothetical values on the date of grant of stock options granted in 1998 shown below are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes Model (the "Model") for pricing options. This hypothetical value of options trading on the stock markets bears little relationship to the compensation cost to the Company or potential gain realized by an optionee. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock issuable under the stock option at the time the stock options are exercised. There is no assurance that the hypothetical present values of stock options reflected in this table actually will be realized.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1998


                                                                       INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------------------------------
                                                      PERCENT OF
                                                     TOTAL OPTIONS                                              GRANT DATE
                                      OPTIONS         GRANTED TO          EXERCISE          EXPIRATION            PRESENT
             NAME                     GRANTED          EMPLOYEES            PRICE              DATE              VALUE(1)
------------------------------    ----------------  ---------------    ---------------    ---------------    -----------------
                                      (# shares)          (%)                ($)                                    ($)
Stewart Morris, Jr............          12,000            26                37.56             5/13/08             192,960
Malcolm S. Morris.............          12,000            26                37.56             5/13/08             192,960
Max Crisp.....................           6,000            13                37.56             5/13/08              96,480

(1) The grant date present values are calculated under the Model. The Model is a mathematical formula used to value stock options and is based on assumptions regarding the stock's historical volatility (22.30%), dividend rate (0.7%), option term (10 years) and risk-free rate of return (5.66%). The grant date present value does not reflect any discount with respect to prohibitions on transfer.

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by each of its executive officers and the value of unexercised options at December 31, 1998. The Company has not issued any tandem or freestanding stock appreciation rights.

   AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998



                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT DECEMBER 31,      IN-THE-MONEY OPTIONS AT
                                  SHARES                              1998                   DECEMBER 31, 1998
                               ACQUIRED ON      VALUE      --------------------------- ----------------------------
            NAME                 EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------- -------------- ------------- ------------- ------------- ------------- --------------
                                (# SHARES)        ($)       (# SHARES)    (# SHARES)        ($)           ($)
Stewart Morris, Jr...........     30,000       840,180        31,775         8,225         992,818      1,126,825
Malcolm S. Morris............     15,000       448,350        76,775         8,225       3,190,322      1,126,825
Max Crisp....................     14,000       363,850         6,000            --         122,640             --


COMPENSATION OF DIRECTORS

     Directors of the Company, other than employees of the Company, receive an annual retainer of $7,500 and directors' fees of $2,000 per meeting attended. Directors of the Company who are employees receive directors' fees of $150 per meeting. Members of the Audit Committee and members of the Compensation Committee who are not employees of the Company receive $1,000 per meeting attended. No additional amounts are paid to members of the Executive Committee for their services as such. Mr. Hudspeth receives aggregate annual fees of $36,000 for his services as a director and member of each of the committees of the Board of Directors. Pursuant to the Stewart Information Services Corporation 1996 Directors' Stock Plan (the "1996 Plan"), each non-employee Director receives, in addition to the annual retainer and per meeting fees described above, an annual award of shares of Common Stock of the Company valued at $7,500 based on the fair market value of the Common Stock on the date of the award. The Company also reimburses each director for the cost of an annual medical examination.

DEFERRED COMPENSATION AGREEMENTS

     On March 10, 1986, the Company entered into a Deferred Compensation Agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp (individually, a "Beneficiary"). Pursuant to such agreements, as amended, a Beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each Beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a Beneficiary's employment with the Company is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a Beneficiary under certain insurance policies currently maintained by the Company will reduce payments due to such Beneficiary under his Deferred Compensation Agreement.

INSURANCE

     The Company is a party to Life Insurance Coverage Agreements dated December 1, 1993, with Carloss Morris and Stewart Morris under which the Company has agreed to maintain $1,000,000 of life insurance coverage on the lives of each of them, with death benefits payable to their designated beneficiaries. Pursuant to such agreements, the Company has purchased split-dollar life insurance policies ("SD Policies") for which the Company pays annual premiums of $55,776 and $42,000 for the SD Policies on the lives of Carloss Morris and Stewart Morris, respectively. Premiums under the SD Policies will be returned to the Company from the proceeds of death benefits under the SD Policies. In 1998, the net death benefits to Carloss Morris and Stewart Morris under the SD policies were $553,792 and $664,000, respectively, and such benefits will decline annually by the amount of the premiums paid by the Company. The net death benefit under each SD Policy will also be affected by annual earnings under such policy. The Company currently anticipates that the net death benefit under the SD Policies will decline to approximately $400,000 for Carloss Morris by the year 2000 and $400,000 for Stewart Morris by the year 2004.

     Prior to 1994, the Company established two paid up life insurance policies having no cash surrender value and providing death benefits of $890,954 and $769,873 to the beneficiaries of Carloss Morris and Stewart Morris, respectively. No premiums were paid by the Company under such policies in 1998; however, pursuant to applicable federal income tax regulations, taxable income attributable to the such policies in 1998 of $40,199 and $34,736 was incurred by Carloss Morris and Stewart Morris, respectively.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Russell 2000 Index and the Russell 2000 Financial Services Sector Index (which includes the Company and its major publicly owned competitors) for five years ended December 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993 and that all dividends were reinvested.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, RUSSELL 2000 AND RUSSELL 2000 FINANCIAL SERVICES SECTOR

                                    [GRAPH]

                                                                      AT DECEMBER 31,
                                 ---------------------------------------------------------------------------
                                    1993         1994         1995         1996         1997         1998
                                 ----------   ----------   ----------   ----------   ----------   ----------
Company ......................   $   100.00   $    77.99   $   109.92   $   107.35   $   151.67   $   305.20
Russell 2000 .................       100.00        98.18       126.09       146.89       179.74       175.16
Russell 2000 Financial
   Services Sector ...........       100.00       100.62       139.72       180.00       244.85       227.23

COMPENSATION COMMITTEE

     Compensation Committee Interlocks and Insider Participation

     It is the duty of the Compensation Committee to approve the compensation of the executive officers. The Compensation Committee is comprised of C. M. Hudspeth, Paul W. Hobby and Dr. W. Arthur Porter. During 1998, the Compensation Committee held two meetings at which all members were present.

     During 1998, the Company and its subsidiaries paid a total of $35,917 to the law firm of DeLange, Hudspeth, McConnell & Tibbets, L.L.P. C. M. Hudspeth is of counsel to such firm and receives no compensation from it.

     Compensation Committee Report on Executive Compensation

To the Board of Directors of
Stewart Information Services Corporation:

                          COMPENSATION COMMITTEE REPORT

     Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee reviews the compensation program of the Company during each year as it deems necessary. The objective of the Committee is to provide executive officers of the Company with a compensation package that is fair and reasonable based on their individual levels of responsibility and performance in relation to the compensation of executive officers of other publicly held companies in the title insurance and comparable industries. In making its determinations as to the reasonableness of the Company's executive compensation, the Committee relies in part on the advice of a nationally recognized, independent compensation consulting firm.

     The principal elements of the Company's executive compensation program are an annual salary, an annual cash bonus and stock option grants to officers of the Company other than the co-chief executive officers. The Company also provides life insurance to each of its executive officers.

     Base Salary. For 1998, the base salary levels for the executive officers of the Company were unchanged. Historically, base salaries of the Company's executive officers have remained relatively stable from year to year. Base salaries are set at levels deemed reasonable by the Committee based upon its subjective evaluation of the executive officer's level of responsibility.

     Annual Bonus. Each of the co-chief executive officers is eligible to receive an annual cash bonus based on the consolidated net income of Guaranty. The annual bonus tends to link a portion of the executive's compensation to the Company's annual results. The Committee believes that the consolidated income of Guaranty, and the effect thereof on the level of dividends paid by the Company and the Company's book value per share, are important determinants over time of the value of the Company's Common Stock. For more than the past ten years, each of the co-chief executive officers has received an annual bonus based on a percent of the annual consolidated net income of Guaranty. In 1996, the Committee reduced the bonus formula percentage and eliminated the cap on bonuses payable to the co-chief executive officers, which resulted in an increase of $51,305 in the bonus paid to each of the co-chief executive officers in 1996 as compared with 1995. For 1997, the bonus formula for each of the co-chief executive officers was changed to 1.5% of the first $13 million of consolidated net income of Guaranty and 0.75% of such income in excess of $13 million, which resulted in an increase of $9,484 in the bonus paid to each of the co-chief executive officers in 1997 as compared with 1996. For 1998, the Committee recommended and the Company adopted a bonus formula for each of the co-chief executive officers of 1.0% of the first $20 million of income before taxes of Guaranty and 0.75% of such income in excess of $20 million, with a minimum bonus of $125,000 and a maximum base salary and bonus of $500,000. The formula adopted for 1998 resulted in an increase of $144,211 in the bonus paid to each of the co-chief executive officers in 1998 as compared with 1997.


     Stock Options. The Company had in effect its 1995 Stock Option Plan (the "1995 Plan"), the purpose of which was to make available to the Committee a form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term. Executive officers, other than Carloss Morris and Stewart Morris, who were omitted from the 1995 Plan at their request, are eligible for grants of options at a purchase price not less than the fair market value of the shares on the date of grant. Pursuant to the 1995 Plan, in 1998 the Committee granted options to Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp for

12,000, 12,000 and 6,000 shares, respectively. See "--Option Grants and Exercises" elsewhere in the Proxy Statement in which this report is included. The values of such options were taken into account by the Committee in determining the reasonableness of the recipient officer's annual compensation package.


     After giving effect to stock option grants in 1998, no shares were available for stock option grants under the 1995 Plan. The Compensation Committee continues to believe that stock options should be a significant important part of an officer's compensation package. Accordingly, upon the recommendation of the Compensation Committee, the Board of Directors of the Company adopted the Stewart Information Services Corporation 1999 Stock Option Plan and recommended that it be submitted to the stockholders of the Company for their approval. See "Approval of the 1999 Stock Option Plan" at page 12 of this proxy statement.

     Insurance. Pursuant to agreements dated December 1, 1993, the Company pays the premiums on individual split-dollar life insurance policies for the co-chief executive officers and their beneficiaries. The Company will recover the full amount of premiums paid from the death benefit upon the death of the insured. See "--Insurance" elsewhere in the Proxy Statement in which this report is included. Except with respect to the co-chief executive officers, such insurance is not considered by the Compensation Committee to be a significant part of the aggregate compensation package afforded by the Company to its executive officers.

     The Company's net earnings increased from $2.22 per diluted share in 1997 (after deducting a nonrecurring charge of $.18 per share in the fourth quarter of 1997) to $6.65 per diluted share in 1998, primarily due to favorable mortgage interest rates in 1998. The Committee recognizes that the title insurance industry is strongly affected by nationally prevailing interest rates, and the Company's financial results from year to year will depend largely on the level of real estate activity in its primary markets. The Committee subjectively evaluates the performance of the Company's executive officers, including the co-chief executive officers, with respect to their efforts to provide for the long-term financial well being of the Company and to respond to continuing changes in the industry environment. In 1998, the Committee gave particular consideration to the efforts of the co-chief executive officers and other executive officers in further developing the Company's automation programs, increasing the Company's market share in existing markets, entering new markets through acquisitions and pursuing opportunities in international markets.


                          C. M. Hudspeth                      Paul W. Hobby

                                          Dr. W. Arthur Porter

                                 Members of the Compensation Committee



                     APPROVAL OF THE 1999 STOCK OPTION PLAN

BACKGROUND

     On December 14, 1998, the Board of Directors of the Company adopted the Stewart Information Services Corporation 1999 Stock Option Plan (the "1999 Plan"). A similar plan had been in effect since 1995. However, as of December 31, 1998, no shares remained available for options thereunder. The purpose of the 1999 Plan is to provide compensation in the form of ownership of the Company's Common Stock to executive officers of the Company. The 1999 Plan is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ. A copy of the 1999 Plan is attached as Appendix A to this proxy statement.

SUMMARY OF THE 1999 PLAN


     The 1999 Plan is administered by the Compensation Committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) to executive officers of the Company other than Carloss Morris and Stewart Morris, who were excluded at their request. At December 31, 1998, Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp were eligible to participate in the 1999 Plan. The 1999 Plan provides that an aggregate of 300,000 shares of Common Stock of the Company shall be subject to the 1999 Plan. The shares subject to the 1999 Plan consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. No member of the Committee is eligible to receive stock options under the 1999 Plan. No Stock Options may be granted under the 1999 Plan after January 2, 2004.

     Stock options under the 1999 Plan give the optionee the right to purchase a number of shares of the Company's Common Stock at future dates not more than ten years after the date of grant. The exercise price may be the fair market value of the stock on the date of grant, or such other price as the Committee may determine, but not less than 100% of such market value. On March 15, 1999, the closing sale price of a share of the Company's Common Stock on the New York Stock Exchange was $36-3/8.


     The 1999 Plan permits an optionee to exercise an outstanding option after termination of employment during the three months after such termination. In the event of the death of an optionee while in the employ of the Company and before the date of expiration of the option, the option shall terminate on such date of expiration.

     The Board of Directors is authorized to amend or terminate the 1999 Plan. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of incentive stock options does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the optionee if the incentive stock option is exercised by the optionee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an optionee's alternative minimum tax. An optionee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An optionee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the optionee, short or long term, depending on the optionee's holding period for the shares. If the shares are sold for less than the option price, the optionee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an optionee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee.

     Non-Qualified Stock Options. The grant of non-qualified stock options under the 1999 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between the fair market value of the shares acquired on such date and the exercise price. The tax basis of the shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

APPROVAL BY STOCKHOLDERS


     The grant of incentive stock options under the 1999 Plan is subject to approval of the 1999 Plan by the stockholders of the Company. Approval of the 1999 Plan will require the affirmative vote of a majority of the total votes cast on such proposal, with holders of Common Stock and Class B Common Stock voting together as a single class. On the Record Date, an aggregate of 7,114,545 shares of Common Stock and Class B Common Stock were outstanding and entitled to vote on the proposal to approve the 1999 Plan. Carloss Morris, Stewart Morris, Malcolm S. Morris and Stewart Morris, Jr., collectively, have the power to vote an aggregate of 660,934 shares of Common Stock and Class B Common Stock (representing approximately 9.3% of the outstanding shares of the combined classes entitled to vote) with respect to such proposal and intend to vote such shares for approval of the 1999 Plan.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 PLAN.


         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL


     At the meeting, the stockholders of the Company will be asked to vote upon an amendment (the "Amendment") to the Certificate of Incorporation of the Company. Approval of such Amendment requires the affirmative vote of the holders of (i) a majority of the shares of Common Stock and Class B Common Stock that are outstanding as of the Record Date, voting as a single class, and (ii) a majority of the shares of Common Stock that are outstanding as of the Record Date, voting as a separate class. The Amendment increases the number of shares of Common Stock which the Company shall have authority to issue from 15,000,000 shares to 30,000,000 shares. The Company's Certificate of Incorporation currently authorizes the Company to issue 1,500,000 shares of Class B Common Stock, and this amount is not changed by the Amendment. The proposed Amendment is set forth in full on Annex B attached to this proxy statement.


REASONS FOR THE AMENDMENT

     The Board of Directors of the Company has approved a two-for-one stock split to be effected in the form of a stock dividend on the outstanding capital stock of the Company. Such approval is conditioned upon the approval of the Amendment by the stockholders of the Company because, as further discussed below, the Company does not have a sufficient number of authorized shares of Common Stock to effect the stock dividend.

If so approved, the stock dividend will be paid on or about May 21, 1999, to stockholders of record of the Company on May 7, 1999. The Board of Directors has reserved 8,020,273 shares of the Common Stock for the proposed stock dividend, subject to approval of the Amendment by the stockholders of the Company.


     The Company is currently authorized under its Certificate of Incorporation to issue 15,000,000 shares of Common Stock, of which 6,662,449 shares were issued and outstanding as of the Record Date and 1,222,649 shares were reserved for issuance upon (i) the exercise of outstanding stock options, (ii) the completion of pending acquisitions and (ii) the conversion of shares of Class B Common Stock into shares of Common Stock. The following table sets forth information about the Company's outstanding and reserved shares of Common Stock as of the Record Date.



                                             COMMON STOCK OUTSTANDING AND RESERVED AS OF THE RECORD DATE
                                             -----------------------------------------------------------
                                                                                     PRO FORMA FOR
                                                                                    STOCK SPLIT AND
                                                                   PRO FORMA FOR        CHARTER
                                                     ACTUAL         STOCK SPLIT        AMENDMENT
                                                  ------------     ------------     --------------
Authorized ..................................       15,000,000       15,000,000        30,000,000
                                                  ------------     ------------      ------------
Outstanding(1) ..............................        6,662,449       13,324,898        13,324,989
Reserved for issuance under stock plans
     for employees and directors ............          576,462        1,152,924         1,152,924
Reserved for issuance in pending
     acquisitions ...........................          121,181          242,362           242,362
Reserved for issuance upon conversion
     of Class B Common Stock ................          525,006        1,050,012         1,050,012
                                                  ------------     ------------      ------------
Total outstanding and reserved ..............        7,885,098       15,770,196        15,770,196
                                                  ------------     ------------      ------------
Available for Issuance ......................        7,114,902         (770,196)       14,229,804
                                                  ============     ============      ============



(1)  Includes 72,910 shares held by a subsidiary of the Company.


     The Board of Directors has approved, and has directed that the proposal be presented to stockholders for their approval, a proposed amendment to the Company's Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000. The text of the proposed amendment is set forth in Annex A hereto. The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares of Common Stock is available for general corporate needs, such as future acquisitions, employee benefit plans, financings, or stock dividends or stock splits. The additional shares being authorized by the amendment will permit the Company to engage in future financing activities and acquisitions without the delay and expense associated with the holding of a special meeting or soliciting the consent or approval of stockholders at the time such additional shares are needed. The availability of additional shares of Common Stock for issue, without the need for a special meeting of the stockholders, will afford the Company greater flexibility in acting upon proposed financing or acquisition transactions. Except for shares that may be issued in connection with employee benefit plans, the Company has no current plans for the use of any material amount of the additional shares of Common Stock to be authorized. Unless required by law or regulatory authorities, no further authorization by vote of stockholders will be sought for any future share issuances. Because the Company's Common Stock is listed on the New York Stock Exchange, stockholder approval will be required for certain issuances of Common Stock, including, generally, issuances of Common Stock under stock option plans in which officers or directors may participate and issuances equal to 20% or more of the outstanding Common Stock, other than in a public offering.

CERTAIN CONSIDERATIONS

     Stockholders should note that certain disadvantages may result from the adoption of the proposed amendment to the Certificate of Incorporation. Such disadvantages may include a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market values per share if the additional authorized shares of Common Stock are issued.

     Additionally, while not having such purpose, the amendment could have the effect of deterring a future takeover attempt of the Company that the majority of stockholders may deem to be in their best interest. Such event would arise if the Board of Directors deemed it in the best interest of the Company to issue an option to purchase Common Stock, a security convertible into shares of Common Stock or shares of Common Stock to a party friendly to management in an amount that would make it less likely for an unfriendly purchaser to attempt an acquisition of shares by tender offer or other purchase. If a majority in voting power of the current stockholders desire a takeover or change in control of the Company, and if such takeover or change were opposed by the Board of Directors, the additional shares of Common Stock could possibly be used by the Company to thwart the desires of the majority.

     The voting rights of the holders of the Class B Common Stock may have the effect of rendering more difficult or discouraging unsolicited tender offers, merger proposals, proxy contacts or other takeover proposals to acquire control of the Company. So long as 525,000 or more shares of Class B Common Stock are outstanding, the holders of the Common Stock are entitled to elect five of the nine directors of the Company and the holders of the Class B Common Stock are entitled to elect the remaining four of the nine directors. As of the Record Date, there were 525,006 shares of the Class B Common Stock outstanding and the voting rights with respect thereto are held by Malcolm S. Morris and Stewart Morris, Jr. Pursuant to the Company's By-laws, six of the nine directors of the Board of Directors constitute a quorum, and the vote of six directors is required to constitute an act by the Board of Directors. Accordingly, the affirmative vote of at least one of the directors elected by the holders of the Class B Common Stock is required for any action to be taken by the Board of Directors. The foregoing provisions of the Company's By-Laws may not be amended or repealed without the affirmative vote of at least a majority of the outstanding shares of each class of the Company's capital stock, voting as a separate class.

     The voting rights of the Class B Common Stock may make more difficult the assumption of control of the Company by a holder of a large block of Common Stock and the removal of incumbent management of the Company. Such voting rights could make the accomplishment of a business combination transaction involving the Company more difficult even if such transaction were favorable to the interest of a majority of the stockholders of the Company. Thus, the holders of the Class B Common Stock may possess a veto power over such business combination transactions regardless of whether such transactions may be desired by or be beneficial to a majority of the stockholders of the Company and thereby assist incumbent management in retaining their present positions with the Company.

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) before such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,
(ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of assets of the corporation, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such an entity or person.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. The holders of the Common Stock and Class B Common Stock do not have preemptive or other rights to subscribe for additional shares of capital stock of the Company or any security convertible into such shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. If not otherwise provided, proxies will be voted "FOR" approval of the proposed Amendment.


                        SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 1999, and served in such capacity for the Company's fiscal year ended December 31, 1998. Representatives of KPMG LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     During 1998, the Company and its subsidiaries paid a total of $242,560 to the law firm of Morris, Lendais, Hollrah & Snowden, P.C., of which Carloss Morris and Malcolm S. Morris are shareholders. In connection with real estate transactions processed by Title, such firm receives legal fees from its clients who are also customers of Title and who select such firm as their counsel. During 1998, the Company and its subsidiaries also paid legal fees to a law firm to which C. M. Hudspeth is of counsel (see "Executive Compensation--Compensation Committee--Compensation Committee Interlocks and Insider Participation" at page
10). Mr. Hudspeth receives no compensation from such law firm.

     During 1998, Marietta Maxfield, a daughter of Carloss Morris, was a full-time attorney for Guaranty and was paid $98,566 for services rendered in such capacity.

PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING


     Any proposals of holders of Common Stock or Class B Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company at its principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, no later than November 23, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting. Pursuant to the Company's By-Laws, nominations of persons for election by the holders of Common Stock to the Board of Directors of the Company at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company no later than February 15, 2000.


                                  OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     Proxies for the Company's annual meeting of stockholders to be held in 2000 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives notice, by certified mail, return receipt requested, addressed to the Company's Secretary, not later than the 15th day of February next preceding the meeting, that the matter will be presented at the annual meeting and (ii) the Company fails to include in its proxy statement for the annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company has retained Georgeson & Co., a proxy solicitation firm, to assist it in soliciting proxies for the proposals described in this proxy statement. The Company has agreed to pay Georgeson & Co. a fee for such services, which is not expected to exceed $6,000, plus expenses. In addition to solicitation by use of the mails, certain officers or employees of the Company, and of Georgeson & Co., may solicit the return of proxies by telephone, telegram or personal interview.


                                        By Order of the Board of Directors,

                                        Max Crisp

                                        Secretary

March 22, 1999

                                                                         ANNEX A

                    STEWART INFORMATION SERVICES CORPORATION
                             1999 STOCK OPTION PLAN


     1. Purpose. The purpose of the Stewart Information Services Corporation 1999 Stock Option Plan (the "Plan") is to provide compensation in the form of ownership of the common stock, $1.00 par value ("Common Stock"), of Stewart Information Services Corporation, a Delaware corporation (the "Company"), to executive officers of the Company and its subsidiaries, and is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

     2. Eligibility. The individuals who shall be eligible to participate in the Plan ("Eligible Participants") shall be the executive officers of the Company other than Carloss Morris and Stewart Morris. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

     No person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive an Option that is an incentive stock option unless, at the time that the Option is granted, (i) the option price is at least 110% of the fair market value of the Common Stock at such time and (ii) the Option by its own terms is not exercisable after the expiration of five years from the date the Option is granted.

     A person will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

     3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or as to options granted under it, shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. When appropriate the Plan shall be administered to qualify certain of the Options granted under it as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code).

     4. Stock Reserved for the Plan. The shares subject to the Plan shall consist of unissued shares of the Common Stock or previously issued shares reacquired and held by the Company or its subsidiaries. The total amount of the Common Stock with respect to which options may granted under the Plan ("Options") shall not exceed 300,000 shares in aggregate. The class and aggregate number of shares that may be subject to Options shall be subject to adjustment under Section 16. This number of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any Option expire or be canceled before its exercise in full, the shares theretofore subject to such option may again be made subject to an Option.

     5. Grant of Options. The Committee may grant the following options any time during the term of this Plan to any Eligible Participant that it chooses:

         (a) "Incentive" Stock Options. The Committee may grant to an Eligible Participant an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would be an "incentive stock option" within the meaning of Section 422 of the Code.

         (b) "Non-incentive" Stock Options. The Committee may grant to an Eligible Participant an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Code.

     Each option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock to be covered by an Option shall be as determined by the Committee.

     6. Stock Appreciation Rights. Stock appreciation rights ("Stock Appreciation Rights") may be included in each Option granted under the Plan to allow the holder of an Option (an "Optionee") to surrender that Option (or a portion of the part that is then exercisable) and receive in exchange, upon a written request from the Optionee describing the special circumstances that exist which create the need to use such Stock Appreciation Rights and subject to any other conditions and limitations set by the Committee, an amount equal to the excess of the fair market value of the Common Stock covered by the Option (or the portion of it surrendered), determined as of the date of surrender, over the aggregate option price of the Common Stock. The payment will be made in shares of Common Stock valued at fair market value. Stock Appreciation Rights may be exercised only when the fair market value of the Common Stock covered by the Option surrendered exceeds the option price of the Common Stock.

     Upon the surrender of an Option, or a portion of it, for Stock Appreciation Rights, the shares represented by the Option (or that part of it surrendered) shall not be available for reissuance under the Plan.

     Each of the Stock Appreciation Rights (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the fair market value of a share of the Common Stock at the time the Stock Appreciation Right is exercised, and (c) may be exercised only when the underlying Option is eligible to be exercised.

     7. Option Price. The price at which shares of Common Stock may be purchased pursuant to an Option that is an incentive stock option shall be not less than the fair market value of the shares of Common Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares may be purchased shall be more than the minimum price required. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price at which shares may be purchased under an Option that is an incentive stock option shall be not less than 110% of the fair market value of the Common Stock on the date the Option is granted.

     8. Duration of Options. No Option that is an incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no Option that is an incentive stock option shall be exercisable after the expiration of five years from the date the Option is granted. No Option that is a non-incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period.

     9. Maximum Value of Stock Subject to Options That are Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent and subsidiary corporation) exceeds $100,000, the Options shall be treated as non-incentive stock options. In making this determination, Options shall be taken into account in the order in which they were granted.

     10. Exercise of Options. An Optionee may exercise such Optionee's Option by delivering to the Company a written notice stating (i) that such Optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised and (iii) the address to which the certificate representing such shares of Common Stock should be mailed. To be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of Common Stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

     11. Transferability of Options. Options and Stock Appreciation Rights shall not be transferable by the Optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

     12. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, all Options (whether incentive or non-incentive) shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the Optionee, whether with or without cause, for any reason other than the death of the Optionee, including retirement or disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof.

     In the event of the death of the holder of any Option (whether incentive or non-incentive) while in the employ of the Company and before the date of expiration of such Option, such Option shall continue in effect until the date of expiration of the Option. After the death of the Optionee, his executors, administrators or any person or person to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, any time before the termination of an Option, to exercise the Option in respect to the number of shares that the Optionee would have been entitled to exercise if he had exercised the Option on the date of his death while in employment.


     Notwithstanding the foregoing provisions of this Section 12, in the case of an Option that is a non-incentive stock option, the Committee may provide for a different option termination date in the option agreement with respect to such Option. For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option. For purposes of non-incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee will exist under the circumstances described above for incentive stock options and will also exist if the Optionee is transferred to an affiliate corporation approved by the Committee.


     13. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United states or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

     "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

     14. No Rights as Stockholder. No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares. Except as provided in Section 15, no adjustment for dividends, or other matters shall be made if the record date is before the date the certificate is issued.

     15. Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee. The right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected because an Option has been granted to him.

     16. Adjustments. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in a way that entitles an Optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately before the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and
(b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend on, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each Optionee upon successive subdivisions, consolidations, capital adjustment, dividends or reclassifications of the character described above.

     If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders for its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the option shall be increased by multiplying the number of shares then subject to the Option by a fraction that is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option that would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made upon successive transactions of the character described above.

     After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each Optionee, at no additional cost shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each Optionee upon successive mergers or consolidations of the character described above.

     After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled at the option of the surviving corporation (i) to have his then existing Option assumed or have a new option substituted for the existing Option by the surviving corporation to the transaction that is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such Optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.


     If a corporate transaction described in Section 424(a) of the Code that involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each Optionee shall be provided with a notice of such cancellation and each Optionee shall have the right to exercise such Option in full to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

     For purposes of this Section 16, Current Market Price per share of Common Stock shall mean the last reported price for the Common Stock in the New York Stock Exchange--Composite Transaction listing on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.


     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     17. Amendment or Termination of Plan. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted without his consent. The Board shall have the power to make all changes in the Plan and in the regulations and administrative provisions under the Plan or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an incentive stock option under Section 422 of the Code and the regulations that may be issued under that Section as in existence from time to time.


     18. Written Agreement. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the Optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable.


     19. Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved because of his being or having been a member of the Committee, whether he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract or otherwise. Nothing in this Section 19 shall be construed to limit or otherwise affect any right to indemnification or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.


     20. Effectiveness and Expiration of the Plan. The Plan shall be effective January 1, 1999. The Plan shall expire five years and one day after the effective date of the Plan, and thereafter no option shall be granted pursuant to the Plan.

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    STEWART INFORMATION SERVICES CORPORATION

     Stewart Information Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Stewart Information Services Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by deleting the first full paragraph of Article thereof numbered "Fourth" and adding a new first paragraph of such Article as follows:

              "Fourth: The total number of shares of stock which the corporation shall have authority to issue is 31,500,000, of which 30,000,000 shares of the par value of $1 each, amounting in the aggregate to $30,000,000, shall be designated Common Stock, and of which 1,500,000 shares of the par value of $1 each, amounting in the aggregate to $1,500,000, shall be designated Class B Common Stock."


     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.


     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Stewart Information Services Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Stewart Morris, its President, and attested by Max Crisp, its Secretary, this 30th day of April, 1999.


                              STEWART INFORMATION SERVICES CORPORATION


                              By:
                                 -------------------------------------
                                    Stewart Morris, President

ATTEST:



By:
   ----------------------------------------
               Max Crisp, Secretary




(Corporate Seal)

PROXY                                                                      PROXY

                    STEWART INFORMATION SERVICES CORPORATION
 THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF
        DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS--APRIL 30,1999



     The undersigned appoints Ken Anderson, Jr. and Tannie L. Pizzitola, Jr., and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Stewart Information Services Corporation which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 30, 1999, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposals Nos. 2 and 3.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                    STEWART INFORMATION SERVICES CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  [X]



1.   Election of Directors--                                               For       Withhold       For All
     Nominees: Nita B. Hanks, Dr. E. Douglas Hodo, Paul W. Hobby.          All          All          Except
     Max Crisp, C.M. Hudspeth                                              [ ]          [ ]            [ ]

----------------------------------
(Except nominee(s) written above.)

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1,2 AND 3.

                                                                           For       Withhold       For All
2.   Adoption of the Company's 1999                                        All          All          Except
     Stock Option Plan.                                                    [ ]          [ ]            [ ]

                                                                           For       Withhold       For All
3.   Adoption of the Amendment to the                                      All          All          Except
     Company's Certificate of Incorporation.                               [ ]          [ ]            [ ]



                                                  The undersigned acknowledges receipt of the Notice of Annual
                                                  Meeting of Stockholders and of the Proxy Statement.

                                                                                 Dated                    , 1999
                                                                                      --------------------

                                                  Signature(s)
                                                              ------------------------------------------------

                                                  ------------------------------------------------------------
                                                  Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.